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                                  EXHIBIT 21.1
                          SUBSIDIARIES OF THE COMPANY


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
                                                Jurisdiction of
Subsidiary                              Incorporation or Organization
----------                              -----------------------------
I.H.F.P., Inc.                                    Delaware
Luck's, Incorporated                              Delaware
M. Polaner, Inc.                                  Delaware
Canadian Home Products Limited                    Canada
Heritage Brands Holdings, Inc.                    Delaware
Heritage Brands, Inc.                             Delaware
Campfire, Inc.                                    Delaware
Bumble Bee Acquisition Corporation                Delaware
Sociedad Ecuatoriama de Alimentos
  Frigorificos Manta C.A.                         Ecuador
Santa Fe Springs Holding Corp.                    Delaware
Commerce Acquisition Corporation                  Delaware
Bumble Bee International Inc.
  Acquisition Corp.                               Delaware
DM US Holding, Inc.                               Delaware
HMTF Mexico Holdings, S.A. de C.V.                Mexico
Productos Del Monte, S.A. de C.V.                 Mexico
Frutas y Verduras Selectas, S. de R.L.
  de C.V.                                         Mexico
Creative Products of Rossville, Inc.              Delaware
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